Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 14, 2017, with respect to the combined financial statements of the Software Segment of Hewlett Packard Enterprise Company (Seattle SpinCo, Inc.) included in the Registration Statement (Form F-4) and related Information Statement/Prospectus of Micro Focus International Plc.

/s/ Ernst & Young LLP

San Jose, California
August 3, 2017